Exhibit 10.27.5
AMENDMENT NUMBER FIVE TO LOAN AND SECURITY AGREEMENT AND CONSENT
          THIS AMENDMENT NUMBER FIVE TO LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment”), dated as of February 9, 2005, is entered into by and among PHIBRO ANIMAL HEALTH CORPORATION, a New York corporation (“Parent”), PHIBRO ANIMAL HEALTH U.S., INC., a Delaware corporation (“PAHUS”), PHIBRO ANIMAL HEALTH HOLDINGS, INC., a Delaware corporation (“Holdings”), PRINCE AGRIPRODUCTS, INC., a Delaware corporation (“Prince”), PHIBRO-TECH, INC. (“PTI”; together with Parent, PAHUS, Holdings, and Prince, the “Borrowers”), the lenders from time to time party to the Loan and Security Agreement referenced below (each a “Lender” and collectively, the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent”; and together with the Lenders, collectively the “Lender Group”), in light of the following:
W I T N E S S E T H
          WHEREAS, Borrowers and the Lender Group are parties to that certain Loan and Security Agreement, dated as of October 21, 2003 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);
          WHEREAS, Borrowers have advised the Lender Group that (a) the stockholders of Parent, other than the holders of Parent’s Series C Preferred Stock, intend to contribute their shares of each class of Parent’s Stock to PAHC Holdings Corporation, a Delaware corporation (“PAHC Holdings”) in exchange for a like number of shares of each class of PAHC Holdings’ Stock having the same designations, relative rights, privileges and limitations as the shares of such class of Parent’s Stock (except to the extent that PAHC Holdings is a Delaware corporation and Parent is a New York corporation), and (b)(i)(A) Parent intends to issue to Jefferies & Co., Inc. or one or more affiliates thereof (“Jefco”) 2,640 shares of Series D Preferred Stock, (B) PAHC Holdings intends to purchase all of Parent’s Series D Preferred Stock using the proceeds of the issuance of certain 15% senior secured notes due February 1, 2010 and issued by PAHC Holdings (the “PAHC Notes”), (C) Parent intends to redeem all of its Series C Preferred Stock using the proceeds from the sale of its Series D Preferred Stock, and (D) PAHC Holdings intends to contribute the Series D Preferred Stock of Parent to the capital of Parent, or (ii) without Parent issuing any shares of Series D Preferred Stock, Parent intends to redeem all of its Series C Preferred Stock by using the proceeds of the issuance of the PAHC Notes contributed to the capital of Parent by PAHC Holdings (the foregoing clauses a and b are referred to herein as the “PAHC Holdings Transaction”);
          WHEREAS, Borrowers have requested certain amendments to the Loan Agreement; and
          WHEREAS, subject to the terms and conditions herein, Agent and Lenders have agreed to consent to the PAHC Holdings Transaction and to amend the Loan Agreement as set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:
1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.
2. AMENDMENT TO LOAN AGREEMENT.
     (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of ““Board of Directors”, “Change of Control”, and “Permitted Distributions” and replacing them with the following definitions, respectively:
          ““Board of Directors” means the board of directors (or comparable managers) of PAHC Holdings or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).”
          ““Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 10%, or more, of the Stock of PAHC Holdings having the general voting power under ordinary circumstances to vote for the election of a majority of the members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) PAHC Holdings ceases to own, directly or indirectly, and control 100% of the outstanding Stock of Parent, or (d) Parent ceases to own, directly or indirectly, and control 100% of the outstanding Stock of Borrowers (other than Parent), or (e) except for the consummation of the PMC Sale Transactions or Permitted Reorganization Transactions, any Borrower or Guarantor ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries, or such lesser percentage ownership of each of the Foreign Subsidiaries owned and extant as of the Closing Date, or (f) the occurrence of an Indenture Change of Control.”
          ““Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, by the Noteholders Representative, by Permitted Holders, or by Palladium, but excluding any such individual originally proposed for election in opposition to the directors of Parent in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.”

          ““Permitted Distributions” means the payment, in cash, of dividends or distributions of capital stock (a) made by any Borrower to any other Borrower, (b) made by any Guarantor to a Borrower, (c) made by any Borrower to a Guarantor, (d) made to a Borrower or a Guarantor by a Non-Obligor, (e) made by Non-Obligor to any other Non-Obligor, (f) made to Palladium as set forth in the PMC Sale Transactions; provided that such PMC Sale Transactions occur on or before December 31, 2003, (g) made by Parent to repurchase the capital stock of PAHC Holdings (including options, warrants or other rights to acquire such capital stock) from departing or deceased directors, officers and employees of the PAHC Holdings and its Subsidiaries pursuant to the terms of an employee benefit plan, employee agreement or shareholders agreement by utilizing the cash proceeds of those insurance policies listed on Exhibit P-1 plus an amount not to exceed $500,000 in the aggregate for all such repurchases, (h) so long as no Event of Default shall have occurred and is continuing, or would result therefrom, and Excess Availability is greater than $5,000,000 immediately prior to such payment and immediately after giving effect to such payment, made by Parent to PAHC Holdings in an aggregate amount not exceed $4,513,000 in any fiscal year solely for PAHC Holdings to make the regularly scheduled interest payments on the PAHC Holdings Notes, and (i) so long as no Event of Default shall have occurred and is continuing, or would result therefrom, made by Parent to PAHC Holdings in an aggregate amount not exceed $500,000 in any fiscal year.”
     (b) Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in alphabetical order:
          ““PAHC Holdings” means PAHC Holdings Corporation, a Delaware corporation.”
          ““PAHC Holdings Notes” means those certain 15% senior secured notes due February 1, 2010 issued by PAHC Holdings in the aggregate principal amount of $29,000,000.”
     (c) Schedule 5.8(b) to the Loan Agreement is hereby deleted in its entirety and replaced with the attached Exhibit B.
3. CONSENT. Subject to the satisfaction of each of the conditions and covenants set forth herein, the Lender Group consents to the PAHC Holdings Transaction.
4. CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:
     (a) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect;

     (b) Agent shall have received the reaffirmation and consent of each Guarantor, attached hereto as Exhibit A, duly executed and delivered by an authorized official of such Guarantor;
     (c) Agent shall have received a copy of the indenture and each of the other material agreements entered into in connection with the issuance of the PAHC Notes, each of which shall be in form and substance satisfactory to Agent;
     (d) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), and except for changes permitted by the Loan Documents;
     (e) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and
     (f) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrowers, Guarantors, or the Lender Group.
6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
7. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof and the consent set forth in Section 3 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of, any right, power, or remedy of the Lender Group as in effect prior to the date hereof. The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance under the Loan Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents.
8. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
9. MISCELLANEOUS.
     (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.
     (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.
[Signature page follows.]

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

PHIBRO ANIMAL HEALTH CORPORATION,
a New York corporation

By:	/s/ Richard G. Johnson

Title:	Chief Financial Officer

PHIBRO ANIMAL HEALTH U.S., INC.,
a Delaware corporation

By:	/s/ David C. Storbeck

Title:	Vice President

PHIBRO ANIMAL HEALTH HOLDINGS, INC.,
a Delaware corporation

By:	/s/ David C. Storbeck

Title:	Vice President

PRINCE AGRIPRODUCTS, INC.,
a Delaware corporation

By:	/s/ David C. Storbeck

Title:	Vice President

PHIBRO-TECH, INC.,
a Delaware corporation

By:	/s/ David C. Storbeck

Title:	Vice President

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and a Lender

By:	/s/ Vincent J. Egan

Title:	Vice President

Exhibit A
REAFFIRMATION AND CONSENT
          All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain AMENDMENT NUMBER FIVE TO LOAN AND SECURITY AGREEMENT AND CONSENT (the “Amendment”), dated as of February ___, 2005. The undersigned each hereby (a) represents and warrants to the Lender Group that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the execution, delivery, and performance of the Amendment; (c) acknowledges and reaffirms its obligations owing to the Lender Group under the Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect in accordance with the terms thereof. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgement or agreement to future consents or amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation and Consent Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PHIBROCHEM, INC., a New Jersey corporation

By:	/s/ David C. Storbeck

Name:	David C. Storbeck

Title:	Vice President

WESTERN MAGNESIUM CORP., a California corporation

By:	/s/ David C. Storbeck

Name:	David C. Storbeck

Title:	Vice President

CP CHEMICALS, INC., a New Jersey corporation

By:	/s/ David C. Storbeck

Name:	David C. Storbeck

Title:	Vice President

PHIBRO CHEMICALS, INC., a New York corporation

By:	/s/ David C. Storbeck

Name:	David C. Storbeck

Title:	Vice President

S-1

EXHIBIT B

Schedule 5.8(b)
Capitalization of Borrowers

	Issued and Outstanding Shares of
	Capital Stock
Name of Borrower	Title of Class	Number of Shares
Phibro Animal Health Corporation	Class A Common	12,600
	Class B Common	11,888.5
	A Preferred	5,207

Subsidiaries of Phibro Animal Health Corporation
Domestic

Prince Agriproducts, Inc.	Common	1
Phibrochem, Inc.	Common	1
Phibro Animal Health Holdings, Inc.	Common	100
Phibro Chemicals, Inc.	Common	100
Western Magnesium Corp.	Common	1
C P Chemicals, Inc.	Common	2,500
Prince MFG, LLC*	LLC Interests

Foreign

Ferro Metal and Chemical Corporation Limited	Ordinary	572,500
Koffolk (1949), Ltd.	Voting Shares	375,395,340
	Non-Voting Shares	60,000
Odda Holdings AS (in bankruptcy)**

Subsidiaries of C P Chemicals, Inc.
Domestic

Phibro-Tech, Inc.	Class A Common	3,200
	Class B Common	71.67

Subsidiaries of Phibro Animal Health Holdings, Inc.
Domestic

Phibro Animal Health U.S., Inc.	Common	100

	Issued and Outstanding Shares of
	Capital Stock
Name of Borrower	Title of Class	Number of Shares
Foreign

Philibro Animal Health de Argentina S.R.L.	Quotas	100
Phibro Animal Health Pty Limited (Australia)	Ordinary Shares	2
Phibro Animal Health Ltd. (Canada)	Shares	100
Phibro Animal Health Holdings, Inc. Chile Limitada	Quotas	10,100
Phibro Animal Health de Costa Rica Ltda	Quotas	10
Phibro Corporation Limited (Hong Kong)	Shares	10,000
Phibro Japan Company Limited	Shares	200
Phibro Corporation (M) Sdn Bhd	Ordinary Shares	1,000
PB Animal Health de Mexico S. de R.L. de C.V.	Quotas	2
Phibro Animal Health (Proprietary) Limited (South Africa)	Shares	1,000
Philibro Animal Health de Venezuela S.R.L.	Quotas	690
PAH Management Company Limited	Ordinary Shares	1
Philipp Brothers Netherlands I B.V.	Registered Shares	182

Subsidiaries of Prince MFG, LLC
The Prince Manufacturing Company*	Common	900
	Preferred	1,900

Subsidiaries of Phibro-Tech, Inc.
L.C. Holdings S.A.	Shares	15,619

Subsidiaries of Phibrochem, Inc.
Phibro Animal Health (Belgium) SPRL	Shares	1

Subsidiaries of Philipp Brothers Netherlands I B.V.
Philipp Brothers Netherlands II B.V.	Registered Shares	182

Subsidiaries of Philipp Brothers Netherlands II B.V.
Philipp Brothers Netherlands III B.V.	Registered Shares	180
Phibro Saude Animal International Ltda	Quotas	1,000

Subsidiaries of Philipp Brothers Netherlands III B.V.
Phibro Animal Health (Belgium) SPRL	Shares	749

	Issued and Outstanding Shares of
	Capital Stock
Name of Borrower	Title of Class	Number of Shares

Subsidiaries of L.C. Holdings S.A.
La Cornubia S.A.	Shares	69,994

Subsidiaries of Koffolk (1949) Ltd.
Kofimex Ltd.	Shares	829,903
Planalquimica Industrial Ltda.	Shares	5,328,589
Wychem Limited	Shares	800,000
Agrozan, Ltd.	Shares	30,867,405

Subsidiaries of Ferro Metal and Chemical Corporation Limited
Ferro Metal and Chemical Company Limited	Ordinary Shares	100
D.G. Bennett Chemicals Limited	Ordinary Shares	10,020

Subsidiaries of Odda Holdings AS

Odda Smelteverk AS (in bankruptcy)**	Shares	35,000

*	Subject to the Liens of Agent in accordance with Sections 3.2(e) and 3.2(f) of the Loan Agreement.

**	In bankruptcy and not subject to Liens of Agent.

Schedule 5.8(b) (continued)
     A Shareholders Agreement initially entered into by Phibro-Tech, Inc. (“Phibro-Tech”) and three executives of Phibro-Tech, including James O. Herlands (the “Executives”) provides, among other things, for restrictions on their shares as to voting, dividends, liquidation and transfer rights. The Shareholders Agreement also provides that upon the death of an Executive or termination of an Executive’s employment, Phibro-Tech must purchase the Executive’s shares at their fair market value, as determined by a qualified appraiser. In the event of a Change of Control (as defined), the Executive has the option to sell his shares to Phibro-Tech at such value. The Shareholders Agreement, as amended in connection with the sale by PAHC Holdings Corporation (“PAHC”) of $29.0 million of its 15% Senior Secured Notes due 2010, provides, that, upon the consent of Phibro-Tech, the Executives and the Company, the Executives’ shares of Phibro-Tech Common Stock may be exchanged for a number of shares of the PAHC’s Common Stock, which may be non-voting Common Stock, having an equivalent value, and upon any such exchange such shares of PAHC’s Common Stock will become subject to the Shareholders Agreement.